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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports dated February 22, 1996, relating to the financial statements of Greer Kidney Center, Inc. and Upstate Dialysis Center, Inc. which appear on pages F-11 and F-18 of the Current Report on Form 8-K dated March 18, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

MEEKS, ROBERTS, ASHLEY, SUMNER & SIRMANS
Certified Public Accountants
Ocilla, Georgia
October 17, 1996